As filed with the Securities and Exchange Commission on February 15, 2008

Registration No. 333-127534

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment

to Form S-3 on

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3651	87-0361799
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15378 Avenue of Science, Suite 100

San Diego, California 92128

(Address of Principal Executive Offices including Zip Code)

(858) 679-2114

(Registrant’s Telephone Number, including Area Code)

THOMAS R. BROWN	Copies to:
President and Chief Executive Officer,	JOSHUA E. LITTLE, ESQ.
AMERICAN TECHNOLOGY CORPORATION	Durham Jones & Pinegar, P.C.
15378 Avenue of Science, Suite 100	192 E. 200 N., Third Floor
San Diego, California 92128	St. George, Utah 84770
(858) 676-1112	(435) 674-0400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This filing constitutes a post-effective amendment to the registration statement on Form S-3 (File No. 333-127534), which was declared effective on or about September 28, 2005. This post-effective amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We initially registered on Form S-3 (File No. 333-127534) the resale of up to 4,603,270 shares of our common stock by the selling stockholders identified in the prospectus related thereto. Due to the late filing of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, under applicable Securities and Exchange Commission rules we no longer qualify for the use of a registration statement on Form S-3. To assure that the shares of our common stock held by the selling stockholders may be sold pursuant to an effective registration statement, we have filed this post-effective amendment on Form S-1 to the registration statement described above. This prospectus is a part of that post-effective amendment and registers the sale of our common stock issued to the selling stockholders named herein.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2008

PRELIMINARY PROSPECTUS

2,272,137 Shares

Common Stock

This prospectus may be used only for the sale or other disposition of up to 2,272,137 shares of common stock or interests therein by the selling stockholders identified in this prospectus.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. We will, however, receive the proceeds from the sale of shares of our common stock to certain selling stockholders to the extent they exercise for cash their warrants identified in this prospectus. We will pay the expenses incurred in registering the shares, including legal and accounting fees.

The price or prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. See the “Plan of Distribution” on page 6.

Our common stock is traded on the Nasdaq Capital Market under the symbol “ATCO.” On February 13, 2008, the last reported sales price for the common stock was $1.94 per share.

INVESTING IN THE COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE “ RISK FACTORS” BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is [                    ], 2008.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this registration statement or any related prospectus, including any information incorporated herein by reference, is accurate as of any date other than the date on the front of the applicable document, or such earlier date as is expressly stated or otherwise apparent with respect to such incorporated information in the applicable document, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since any such date.

The terms “we,” “us,” “our” and the “company,” as used in this prospectus, refer to American Technology Corporation, unless otherwise indicated.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and in the documents incorporated by reference constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. We use words like “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “estimates” and similar expressions to identify these forward-looking statements.

You should not place undue reliance on our forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. However, our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors, “ the information incorporated therein by reference and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. The information in this prospectus speaks only as of the date of this prospectus and the information incorporated herein by reference speaks only as of its date. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. You should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and in the documents incorporated by reference. This summary does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus, including all documents incorporated by reference, carefully, especially “Risk Factors” and our consolidated financial statements and related notes incorporated by reference herein. Please see the section entitled “Where You Can Find More Information” on page 7 of this prospectus.

Our Business

American Technology Corporation develops and delivers innovative directed acoustic products that beam, focus and control sound over short and long distances. By placing sound only where needed, we not only enhance many typical speaker applications, but we offer novel sound applications that conventional speakers cannot achieve. We offer a range of directional sound products for applications ranging from focusing digital signage advertising on a customer at ten feet to protecting assets by communicating with and deterring threats over distances greater than 500 meters. For the last eleven years we have been at the forefront developing new acoustic innovations to project, focus, shape and control sound and we believe we have established a significant competitive advantage in our principal markets. We believe we are the leader in commercializing parametric speakers, branded as HyperSonic® sound or HSS®. Our Long Range Acoustic Device or LRAD® is pioneering a new worldwide market for highly-directional long-range hailing and warning devices capable of communicating with authority and clarity over 500 meters.

We have 52 patents issued worldwide covering our various sound technologies, of which 41 are patents issued in the United States. We also have 105 pending patent applications worldwide, of which 34 are pending patent applications in the United States.

Our results of operations depend on our sales of audio products and systems in the commercial and government markets. Our products are sold worldwide with the United States currently our largest market. Although we believe we are the leader in directed sound products, we are still in the early stage of marketing to new emerging markets and our products are not yet widely accepted. We believe that the growth in defense, homeland security and border patrol security, as well as related risk management spending by commercial customers, provides a growing market for our sound products to be used for intelligible communication and notification over long distances. We also believe digital signage provides a rapidly growing market for new sound applications not capable of being met by conventional sound devices or loudspeakers. Moreover, the development of other low-cost products gaining wide acceptance in mass markets such as low-cost plasma and flat panel screens and low-cost high-speed networks offer, in our view, significant growth opportunities for our HSS focused sound products for in-store advertising and digital signage markets.

Our shares of common stock trade on the NASDAQ Capital Market under the symbol “ATCO.” We had 30,535,207 shares issued and outstanding by 1,054 holders of record of our common stock as of January 31, 2008.

Our address is 15378 Avenue of Science, Suite 100, San Diego, California, 92128, our telephone number is (858) 676-1112, and our internet website is located at www.atcsd.com. The information on our website is not incorporated by reference into this report nor is it part of this report. See the section entitled “Where You Can Find More Information” on page 7 of this prospectus.

The Offering

This prospectus covers securities which we issued in two separate transactions.

July 2005 Financing. We entered into a securities purchase agreement, dated as of July 14, 2005, with some of the selling stockholders. We refer to these selling stockholders as the July 2005 Financing stockholders. The July 2005 Financing stockholders paid us an aggregate of $14 million in gross proceeds in consideration for 2,868,851 shares of our common stock at a price of $4.88 per share. In connection with this financing, we issued two warrants to each July 2005 Financing stockholder. The “A” Warrants are exercisable for an aggregate of 717,213 shares of common stock at an exercise price of $6.36 per share (adjusted to $5.44 per share as described below). These warrants are exercisable from January 18, 2006 until July 18, 2009. The “B” Warrants were exercisable for an aggregate of 864,706 shares of common stock at an exercise price of $7.23 per share. These warrants were exercisable from September 28, 2005 until March 28, 2006, but none of such warrants were exercised.

The exercise price of the outstanding “A” warrants, and the number of shares of our common stock for which these warrants may be exercised, is subject to adjustment if we sell shares of our common stock for, or issue options, warrants or convertible securities which may be exercised or converted into shares of our common stock at an exercise or conversion price, less than their respective effective exercise prices. As a result of a financing we completed in August 2006 (the August 2006 Financing), the holders of the “A” warrants had the right to elect to reduce the exercise price of such warrants from $6.36 to $5.44 per share, and to increase the number of shares purchasable under such warrants in inverse proportion to the exercise price change. Each holder elected to receive the benefit of this adjustment. The additional 121,276 shares purchasable under such warrants by such holders were registered under a registration statement that was initially declared effective by the SEC on or about September 25, 2006.

We also agreed to file a registration statement, of which this prospectus is a part, prior to August 17, 2005 to register for resale the shares purchased under the securities purchase agreement as well as the shares that may be purchased under the warrants. We also agreed to have that registration statement declared effective as soon as possible and in any event within ninety days after July 18, 2005. Once the registration statement is declared effective, we have agreed to use our best efforts to keep it effective for five years after the date the registration statement is declared effective, or the earlier date when all of the shares covered by this prospectus have been sold or may be sold without volume restrictions in accordance with Rule 144(k) under the Securities Act of 1933. If we do not comply with our registration obligations, we have agreed to pay to each selling stockholder liquidated damages of up to 1% of its investment amount per month that we are out of compliance with our registration obligations. We have also agree to pay liquidated damages in that amount during any time that the exercisability of the warrants is suspended. See the section titled “–Post-Effective Amendment” below.

December 2004 Financing. We entered into a promissory note and warrant purchase agreement, dated as of December 23, 2004, with some of the selling stockholders. We refer to these selling stockholders as the December 2004 Financing stockholders. The December 2004 Financing stockholders paid us an aggregate of $2 million in gross proceeds in consideration for 8% unsecured subordinated promissory notes due December 31, 2006. In connection with this financing, we issued warrants to each December 2004 Financing stockholder exercisable for an aggregate of 75,000 shares of our common stock at an exercise price of $9.28 per share (for purchases by our directors, officers, employees or consultants, or affiliates of such persons), and for an aggregate of 75,000 shares of our common stock at an exercise price of $8.60 per share (for other purchasers). These warrants are exercisable until December 31, 2009. We granted the December 2004 Financing stockholders the right to be included on any registration statement we file, subject to customary exceptions and cut-back rights.

Post-Effective Amendment. We filed a registration statement on Form S-3 that became effective on September 28, 2005 with respect to the shares covered by this prospectus. Due to the late filing of our Annual Report on Form 10-K for the fiscal year ended September 30, 2007, under applicable Securities and Exchange Commission rules we no longer qualify for the use of a registration statement on Form S-3. To assure that the shares of our common stock held by the selling stockholders may be sold pursuant to an effective registration statement, we have filed this post-effective amendment on Form S-1 to the registration statement described above. From the date that the Form S-3 was no longer effective until the time this post-effective amendment is declared effective, we may be liable for liquidated damages as described above.

We will not receive any proceeds from the sale of securities by the selling stockholders. See “Use of Proceeds” on page 3 of this prospectus.

R ISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks, cautionary statements and other information contained in this prospectus and in our other filings with the SEC that we incorporate by reference, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and Amendment No. 1 thereto. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business. If any of these known or unknown risks or uncertainties actually occurs with material adverse effects on our company, our business, financial condition, results of operation and/or liquidity could be seriously harmed. In that event, the market price for our common stock will likely decline, and you may lose all or part of your investment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC on January 7, 2008, and Amendment No. 1 thereto filed with the SEC on January 28, 2008;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007 filed with the SEC on February 11, 2008;

•

Our Current Reports on Form 8-K filed with the SEC on October 4, 2007, October 12, 2007, December 17, 2007, December 27, 2007, January 2, 2008 and January 9, 2008, and Amendments No. 1 and No. 2 to our Current Report on Form 8-K filed with the SEC on October 24, 2007 and November 13, 2007; and

•

The description of our common stock contained in our registration statement on Form 10-SB, effective August 1, 1994, including any amendment or report filed for the purpose of updating such description.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference.

You may obtain a copy of any of the above-referenced documents, at no cost, from our website at www.atcsd.com. The information contained in, or that can be accessed through, our website is not part of this prospectus. We will also furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct your requests for documents to:

Director, Investor Relations

American Technology Corporation

15378 Avenue of Science, Suite 100

San Diego, California 92128

(858) 676-1112

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of common stock or interests therein offered by this prospectus. We will issue an aggregate of 822,213 shares of common stock potentially offered by this prospectus only upon the exercise of stock purchase warrants by certain of the selling stockholders. If the selling stockholders exercise the stock purchase warrants for cash, we could receive proceeds of up to $4,845,439. There can be no assurance that the selling stockholders will exercise any of these warrants, or, if exercised, that they will be exercised for cash, that any of the underlying shares of common stock will be sold under this prospectus, or that we will receive any proceeds from the exercise of the stock purchase warrants.

SELLING STOCKHOLDERS

We are registering for sale or other disposition shares of our common stock held by the selling stockholders. The term “selling stockholders” includes the stockholders listed below and their transferees, pledgees, donees or other successors.

The following table sets forth information regarding beneficial ownership of our common stock which is based on information provided by the selling stockholders as of January 15, 2008 (except as otherwise noted), This information is based upon information provided by the selling stockholders. The selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock in transactions exempt from the registration requirements of the Securities Act since the date as of which they provided this information.

Except as described below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

Each of the selling stockholders that is affiliated with a registered broker-dealer purchased the securities offered hereby in the ordinary course of business and, at the time of purchase of those securities, did not have any plans to dispose of the shares offered by this prospectus.

Name of Selling Stockholder	Common Stock Acquired in July 2005 Offering	Common Stock Underlying Warrant Acquired in July 2005 Offering	Common Stock Underlying December 2004 Warrants	Common Stock Beneficially Owned Prior to Offering	Common Stock to be Offered Pursuant to this Prospectus (1)	Common Stock Beneficially Owned After the Offering (2)
Special Situations Fund III L.P.(3)(14)	55,127	14,450	—	186,397	69,577	—
Special Situations Private Equity Fund, L.P.(3)(14)	294,229	75,307	—	741,245	369,536	—
Special Situations Fund III QP, L.P.(4)(14)	632,641	164,853	—	2,140,002	797,494	—
Special Situations Technology Fund, L.P.(3)(14)	55,377	14,344	—	243,589	69,721	—
Special Situations Technology Fund II, L.P.(3)(14)	347,606	89,651	—	1,514,685	437,257	—
SDS Capital Group SPC, Ltd.(5)(14)	—	51,230	—	59,892	51,230	—
Iroquois Master Fund Ltd. (6)(14)	64,944	153,689	—	816,886	218,633	—
Pequot Scout Fund, L.P.(7)	—	101,256	—	118,378	101,256	—
Pequot Mariner Master Fund, L.P.(7)	—	52,433	—	61,299	52,433	—
E. H. Hitchcock Charitable Foundation(8)(14)	—	—	3,750	3,750	3,750	—
George A. Long(9)(14)	—	—	7,500	42,500	7,500	—
James & Josephine Zolin(9)(14)	—	—	7,500	438,254	7,500	—
Patience Partners LP(10)(15)	—	—	3,750	8,750	3,750	—
Richard G. Daniels(9)(14)	—	—	3,750	138,586	3,750	—
Robert D. van Roijen Jr.(9)(14)	—	—	15,000	15,000	15,000	—
Urban LaRiccia(9)(14)	—	—	3,750	3,750	3,750	—
Norris Family 1997 Trust(11)(14)	—	—	37,500	4,460,931	37,500	—
Sunrise Capital, Inc.(12)(14)	—	—	7,500	318,400	7,500	—
Sunrise Management, Inc. Profit Sharing Plan(12)(14)	—	—	7,500	318,400	7,500	—
Philip & Thea Putnam(13)(15)	—	—	7,500	41,000	7,500	—

Total	1,449,924	717,213	105,000		2,272,137

(1)

Includes the shares of common stock which are the subject of this prospectus as follows: 1,449,924 shares of common stock previously issued and reported as still held by the July 2005 Financing stockholders and 822,213 shares of common stock that may be acquired by the selling stockholders upon exercise of their respective warrants or options. Does not include 121,276 additional shares of common stock that may be acquired by the July 2005 Financing stockholders upon exercise of their respective warrants as a result of warrant adjustments following the August 2006 Financing, which shares have been registered under a separate registration statement.

(2)	Assumes that all shares included in this prospectus and any other shares held before the commencement of the offering are sold and that the selling stockholders do not acquire any additional shares of our common stock.
(3)	Each of these selling stockholders is a July 2005 Financing stockholder. MGP Advisors Limited Partnership, or MGP, is the general partner of the Special Situations Fund III, L.P. and the Special Situations Fund III QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP. SST Advisers, L.L.C., or SSTA, is the general partner of the Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. MG Advisers, L.L.C., or MG, is the general partner of the Special Situations Private Equity Fund, L.P. AWM is the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P. and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP, AWM, SSTA and MG, and are principally responsible for the selection, acquisition, voting and disposition of the portfolio securities by each investment adviser on behalf of its fund. Both Messrs. Marxe and Greenhouse share voting and dispositive power with respect to shares held by these selling stockholders.
(4)	Shares and warrants transferred from Special Situations Fund III, L.P., a July 2005 Financing stockholder.
(5)	A July 2005 Financing stockholder. SDS Management, LLC, or SDSM, is the investment manager of SDS Capital Group SPC, Ltd. Mr. Steve Derby is the Managing Member of SDSM. Mr. Steve Derby and SDSM each may be deemed to have shared voting and dispositive power with respect to shares held by SDS Capital Group SPC, Ltd. Mr. Derby disclaims beneficial ownership of the shares held by SDSM, except to the extent of his pecuniary interest.
(6)	A July 2005 Financing stockholder. Mr. Joshua Silverman has voting and dispositive power with respect to shares held by Iroquois Master Fund Ltd. Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.
(7)	Pequot Capital Management, Inc., or PCM, is the Investment Manager/Advisor (as applicable) of and the beneficial owner of the listed securities and has sole investment, voting and dispositive power with respect to all the shares held by Pequot Scout Fund, L.P. and Pequot Mariner Master Fund, L.P. Mr. Arthur J. Samberg is the controlling shareholder of PCM and disclaims beneficial ownership of the shares except for his pecuniary interest. The information regarding beneficial ownership of our common stock held by Pequot Scout Fund, L.P. and Pequot Mariner Master Fund, L.P. is as of February 13, 2008.
(8)	A December 2004 Financing stockholder. Mr. Harrison H. Augur is the trustee of E. H. Hitchcock Charitable Foundation and has both voting and dispositive power with respect to shares held by E. H. Hitchcock Charitable Foundation.
(9)	A December 2004 Financing stockholder.
(10)	A December 2004 Financing stockholder. Messrs. Robert D. van Roijen Jr. and Harrison Augor are the general partners of Patience Partners LP and share voting and dispositive power with respect to shares held by Patience Partners LP.
(11)	The Norris Family 1997 Trust is a December 2004 Financing stockholder. The trust has two trustees, Mr. Elwood G. Norris and Ms. Stephanie A. Norris, who share voting and dispositive power with respect to shares held by the Norris Family 1997 Trust. Mr. Elwood G. Norris has been one of our directors since August 1990 and currently serves as the chairman of our board. Ms. Stephanie A. Norris is the wife of Mr. Elwood G. Norris.
(12)	Each of these selling stockholders is a December 2004 Financing stockholder. Mr. James Barnes and Ms. Takako Barnes are the sole trustees of Sunrise Management, Inc. Profit Sharing Plan and are officers and directors of Sunrise Capital, Inc. Mr. James Barnes and Ms. Takako Barnes are also trustees of the Palermo Trust. Mr. James Barnes and Ms. Takako Barnes share voting and dispositive power with respect to shares held by these selling stockholders and the Palermo Trust.
(13)	A December 2004 Financing stockholder. Mr. Philip Putnam is a principal of Flagstone Securities, a broker-dealer admitted to membership in the National Association of Securities Dealers, Inc.
(14)	Information regarding beneficial ownership is provided as of January 15, 2008. Includes, as applicable, shares issuable upon exercise of outstanding options and warrants within 60 days of January 15, 2008.
(15)	Information regarding beneficial ownership provided from the original filing and is as of July 18, 2005.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the applicable selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Durham, Jones & Pinegar, St. George, Utah.

EXPERTS

Squar, Milner, Peterson, Miranda and Williamson, LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended September 30, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Squar, Milner, Peterson, Miranda and Williamson, LLP’s report, given on their authority as experts in accounting and auditing.

Swenson Advisors, LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2005 and 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Swenson Advisors, LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a post-effective amendment to the registration on Form S-3 on a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the shares of common stock being offered by this prospectus. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. For further information with respect to the company and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We electronically file annual, quarterly and special reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling stockholders. All amounts shown are estimates except for the SEC registration fee.

Commission Registration Fee	$2,874.27
Printing and Related Fees	3,000.00
Legal Fees and Expenses	22,500.00
Accounting Fees and Expenses	30,500.00
Miscellaneous fees and expenses	1,125.73

Total	$60,000.00

Item 14.	Indemnification of Directors and Officers

Our Certificate of Incorporation provides that we will indemnify our officers, directors, employees and agents against attorneys’ fees and other expenses, fines, settlements and liabilities he or she incurs to defend, settle or satisfy any administrative, civil or criminal action brought against him or her arising out of his or her association with or activities on our behalf, so long as he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our interests and, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. In addition, if the officer, director, employee or agent is successful on the merits or otherwise, we are obligated to indemnify him or her against his or her costs, charges and expenses, including attorneys’ fees. We may also advance the expenses of any litigation to any of these persons upon his or her promise to repay the advances if it is ultimately determined that he or she is not entitled to indemnification. These expenditures could be substantial and may not be recouped, even if we are so entitled. The foregoing provisions of our Certificate of Incorporation are similar to the provisions of Section 145 of the Delaware General Corporation Law.

Pursuant to the Delaware General Corporation Law, our Certificate of Incorporation excludes personal liability on the part of our directors to our company or our stockholders for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the Delaware General Corporation Law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director’s liability under federal or applicable state securities laws. If any amendment to the Delaware General Corporation Law authorizes the further elimination of liability of our directors, then the liability of our directors will be limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

We currently have directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

Item 15.	Recent Sales of Unregistered Securities

Since January 2005, we have issued the following securities that were not registered under the Securities Act:

(1)	On February 9, 2007 and between March 20, 2007 and March 30, 2007, we issued 441,980 shares of common stock upon the exercise of warrants issued to investors in private placement financings in March 2002 at a per share exercise price equal to $1.85, and received aggregate proceeds of $817,663. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(2)	On September 11, 2006 through September 29, 2006, we issued 617,500 shares of common stock upon the exercise of warrants issued to investors in private placement financings in 2001, and received aggregate proceeds of $1,210,375. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(3)	On August 7, 2006, we issued to selected institutional investors 4,870,512 shares of our common stock at a purchase price of $1.95 per share, and warrants exercisable for an aggregate of 1,948,205 shares of common stock at an exercise price of $2.67 per share. The warrants are exercisable from February 7, 2007 until August 6, 2010. As a result of this financing, certain outstanding warrants became exercisable for an additional 121,276 shares due to anti-dilution provisions. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(4)	On July 28, 2005 and September 8, 2005, we issued 37,500 shares of common stock upon the exercise of warrants issued to investors in private placement financings in 2001, and received aggregate proceeds of $75,000 in connection with the exercise of such warrants. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(5)	On July 18, 2005, we issued to selected institutional investors 2,868,851 shares of our common stock at a purchase price of $4.88 per share, warrants to purchase 717,213 shares of common stock at an exercise price of $6.36 per share and warrants to purchase 864,706 shares of common stock at an exercise price of $7.23 per share. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(6)	On April 27, 2005, we issued 17,500 shares of our common stock to eSoundIdeas, Inc., its two principals and a related partnership, pursuant to a Settlement Agreement and Mutual Release in settlement of litigation arising out of a dispute regarding a license and marketing agreement that we terminated in May 2003, and regarding stock options issued to each of the principals in April 2001 which expired unexercised following termination of consulting services provided to us by these principals. These issuances were in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

(7)	On January 26, 2005 and March 8, 2005, two holders of warrants issued in connection with the original sale of our Series E Preferred Stock exercised warrants for 7,500 shares and 3,750 shares, respectively, of our common stock at an exercise price of $3.25 per share, for an aggregate exercise price of $36,562.50. The issuance of the common stock upon exercise of the warrants was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

(8)	On February 4, 2005 and February 15, 2005, two holders of warrants issued in connection with the original sale of our Series D Preferred Stock exercised warrants for 22,000 shares of our common stock at an exercise price of $3.01 per share, for an aggregate exercise price of $132,440.00. The issuance of the common stock upon exercise of the warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

(9)	On January 5, 2005, January 18, 2005, March 7, 2005 and March 14, 2005, three holders of warrants issued in connection with the original sale of our 12% Convertible Subordinated Promissory Notes exercised warrants for 10,000 shares, 15,000 shares, 50,000 shares and 15,000 shares of our common stock at an exercise price of $2.00 per share, for an aggregate exercise price of $180,000.00. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. On February 16, 2005, a holder of a similar warrant for 25,000 shares of our common stock exercisable at the same exercise price of $2.00 per share exercised the warrant using a net exercise provision, resulting in the issuance of 20,425 shares of our common stock to that holder and surrender of the balance of the warrant in payment of the exercise price. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 3(a)(9) thereof.

(10)

On January 26, 2005, February 11, 2005 and March 7, 2005, four affiliated holders of warrants issued in connection with the original sale of 1,818,180 shares of our common stock in July 2003 exercised warrants for 41,860 shares, 10,360 shares and 129,598 shares of our common stock, each at an exercise price of $6.75 per share, for an aggregate exercise price of $1,227,271.50. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

(11)	On January 24, 2005, a holder of an option to purchase 30,000 shares of common stock issued for consulting services exercised the option in full at an exercise price of $2.75 per share, for an aggregate exercise price of $82,500.00. The issuance of the common stock upon exercise of these warrants was exempt from registration under the Securities Act by reason of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

(12)	On January 18, 2005, we gave notice to all holders of Series D and Series E Preferred Stock that we had elected to convert the shares of Series D and Series E Preferred Stock to common stock. The designations, rights and preferences of the Series D and Series E Preferred Stock permitted us to exercise this conversion option if the market price of our common stock exceeded $9.50 for ten consecutive trading days and certain other conditions were satisfied. The price condition was satisfied on January 6, 2005. The notice of conversion was effective immediately for the Series D Preferred Stock, and resulted in all 50,000 issued and outstanding shares of Series D Preferred Stock converting into an aggregate of 129,259 shares of common stock. The notice of conversion for the Series E Preferred Stock was effective on February 1, 2005, and all 233,250 issued and outstanding shares of Series E Preferred Stock were converted into an aggregate of 801,306 shares of common stock. The shares of common stock that were issued upon conversion of the Series D and Series E Preferred Stock were issued in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 3(a)(9) of such act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Document
3.1	Certificate of Incorporation of American Technology Corporation (Delaware) dated March 1, 1992. Incorporated by reference to Exhibit 2.1 on Form 10-SB effective August 1, 1994.

3.1.1	Amendment to Certificate of Incorporation of American Technology Corporation dated March 24, 1997 and filed with Delaware on April 22, 1997. Incorporated by reference to Exhibit 3.1.1 on Form 10-QSB for the quarter ended March 31, 1997, dated May 13, 1997.

3.1.2	Corrected Certificate of Designations of Series A Convertible Preferred Stock dated and filed with Delaware on August 25, 1997. Incorporated by reference to Exhibit 3.1.3 on Form 8-K dated August 29, 1997.

3.1.3	Corrected Certificate of Designations of Series B Convertible Preferred Stock filed with Delaware on December 23, 1998. Incorporated by reference to Exhibit 3.1.4 on Form 10-KSB for the year ended September 30, 1998, dated December 29, 1998.

3.1.4	Corrected Certificate of Designation of Series C Preferred Stock filed with Delaware on April 19, 2000. Incorporated by reference to Exhibit 3.1.5 on Form 8-K dated April 19, 2000.

3.1.5	Certificate of Designation of Series D Preferred Stock filed with Delaware on May 3, 2002. Incorporated by reference to Exhibit 3.1 on Form 10-Q for the quarter ended March 31, 2002, dated May 15, 2002.

3.1.6	Certificate of Amendment to Certificate of Incorporation filed with Delaware on September 26, 2002. Incorporated by reference to Exhibit 3.1.6 on Form 10-K for the year ended September 30, 2002, dated December 23, 2002.

3.1.7	Certificate of Designation of Series E Preferred Stock filed with Delaware on February 28, 2003. Incorporated by reference to Exhibit 4.2 on Form 8-K dated March 6, 2003.

3.2	Restated Bylaws of American Technology Corporation. Incorporated by reference to Exhibit 3.1 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.

5.1	Opinion of Durham, Jones & Pinegar, P.C.*

10.1	Royalty Agreement between ATC and Elwood G. Norris dated September 3, 1985. Incorporated by reference to Exhibit 6.2 on Form 10-SB effective August 1, 1994.+

10.2	Assignment of Technology Agreement between ATC and Elwood G. Norris dated March 2, 1992. Incorporated by reference to Exhibit 6.3 on Form 10-SB effective August 1, 1994.+

10.2.1	Addendum Agreement to Assignment of Technology Agreement between ATC and Elwood G. Norris dated December 2, 1996. Incorporated by reference to Exhibit 10.3.1 on Form 10-KSB for year ended September 30, 1996, dated December 13, 1996.+

10.3	Employment Agreement dated as of September 1, 1997 between ATC and Elwood G. Norris. Incorporated by reference to Exhibit 10.16 on Form 10-KSB for year ended September 30, 1997, dated December 1, 1997.+

10.4	2002 Stock Option Plan. Incorporated by reference to Exhibit 99.1 on Form S-8 dated November 18, 2002.+

10.4.1	Form of Stock Option Grant Notice and Stock Option Agreement under 2002 Stock Option Plan. Incorporated by reference to Exhibit 10.6.1 on Form 10-K for the year ended September 30, 2004, dated December 28, 2004.+

10.5	Form of Stock Purchase Warrant exercisable until March 31, 2007 granted to investors for an aggregate of 517,880 common shares (individual warrants differ as to holder, number of shares and issuance date). Incorporated by reference to Exhibit 10.2 on Form 10-Q for the quarter ended March 31, 2002, dated May 15, 2002.

10.6	Form of Stock Purchase Warrant exercisable until December 31, 2007 granted to investors for an aggregate of 514,875 common shares (individual warrants differ as to holder, number of shares and issuance date). Incorporated by reference to Exhibit 4.3 on Form 8-K dated March 6, 2003.

10.7	Securities Purchase Agreement dated July 11, 2003. Incorporated by reference to Exhibit 4.1 on Form 8-K dated July 17, 2003.

10.8	Registration Rights Agreement dated July 11, 2003. Incorporated by reference to Exhibit 4.2 on Form 8-K dated July 17, 2003.

10.9	Form of Inducement Grant Notice and Inducement Stock Option Agreement. Incorporated by reference to Exhibit 4.1 on Form 8-K dated September 28, 2004.+

10.10	Table of Inducement Grants. Incorporated by reference to Exhibit 10.16 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.+

10.11	Form of Special Stock Option. Incorporated by reference to Exhibit 99.2 on Form S-8 dated November 18, 2002.+

10.12	Form of Warrant. Incorporated by reference to Exhibit 10.41 on Form 10-K for the year ended September 30, 2004, dated December 28, 2004.+

10.13	Settlement Agreement with Bruce Gray dated October 4, 2006. Incorporated by reference to Exhibit 10.26.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.14	Securities Purchase Agreement dated July 14, 2005. Incorporated by reference to Exhibit 99.1 on Form 8-K filed July 19, 2005.

10.15	Registration Rights Agreement dated July 14, 2005. Incorporated by reference to Exhibit 99.2 on Form 8-K filed July 19, 2005.

10.16	Form of Warrant-A issued July 18, 2005. Incorporated by reference to Exhibit 99.3 on Form 8-K filed July 19, 2005.

10.17	Form of Warrant-B issued July 18, 2005. Incorporated by reference to Exhibit 99.4 on Form 8-K filed July 19, 2005.

10.18	American Technology Corporation 2005 Equity Incentive Plan (as Amended March 15, 2007). Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 14, 2007.+

10.19	Form of Stock Option Agreement under the 2005 Equity Incentive Plan for grants prior to August 5, 2005. Incorporated by reference to Exhibit 99.2 to Form S-8 filed June 2, 2005.+

10.20	Form of Stock Option Agreement under the 2005 Equity Incentive Plan for grants on or after August 5, 2005. Incorporated by reference to Exhibit 10.11 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.+

10.21	Form of Stock Award Agreement under the 2005 Equity Incentive Plan. Incorporated by reference to Exhibit 10.12 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.+

10.22	Settlement Agreement and Mutual Release with eSoundIdeas, Inc., SoundIdeas, Greg O. Endsley, Douglas J. Paschall and Gordon & Holmes LLP dated April 27, 2005. Incorporated by reference to Exhibit 10.14 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.

10.23	Registration Rights Agreement with Greg O. Endsley, Douglas J. Paschall and Gordon & Holmes LLP dated April 27, 2005. Incorporated by reference to Exhibit 10.15 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.

10.24	Employment Agreement with James Croft III dated February 28, 2000. Incorporated by reference to Exhibit 10.46 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.+

10.25	Settlement Agreement with John R. Zavoli dated September 22, 2006. Incorporated by reference to Exhibit 10.40 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.26	Settlement Agreement with Alan J. Ballard dated October 18, 2006. Incorporated by reference to Exhibit 10.41 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.27	Settlement Agreement with Rose Tomich-Litz dated October 18, 2006. Incorporated by reference to Exhibit 10.43 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.28	Sublease between ATC and Anacomp, Inc. dated December 13, 2005. Incorporated by reference to Exhibit 10.51 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.

10.29	Employment Letter Agreement with David Carnevale dated January 12, 2006. Incorporated by reference to Exhibit 10.8 on Form 10-Q for the quarter ended December 31, 2005, dated February 19, 2006.+

10.30.1	Settlement Agreement with David Carnevale dated October 24, 2006. Incorporated by reference to Exhibit 10.46.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.31	Employment Agreement with Steven D. Stringer dated February 24, 2006. Incorporated by reference to Exhibit 10.2 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.+

10.31.1	Settlement Agreement with Steven D. Stringer dated September 20, 2006. Incorporated by reference to Exhibit 10.47.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.32	Employment Agreement with James Taylor dated February 17, 2006. Incorporated by reference to Exhibit 10.3 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.+

10.32.1	Settlement Agreement with James Taylor dated September 22, 2006. Incorporated by reference to Exhibit 10.48.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.33	Securities Purchase Agreement, dated August 4, 2006. Incorporated by reference to Exhibit 99.1 on Form 8-K filed August 8, 2006.

10.34	Registration Rights Agreement, dated August 4, 2006. Incorporated by reference to Exhibit 99.2 on Form 8-K filed August 8, 2006.

10.35	Form of Warrant, issued August 7, 2006. Incorporated by reference to Exhibit 99.3 on Form 8-K filed August 8, 2006.

10.36	Employment Letter between American Technology Corporation and Thomas R. Brown dated August 23, 2006. Incorporated by reference to Exhibit 99.2 on Form 8-K filed August 25, 2006.+

10.37	Employment Letter between American Technology Corporation and Katherine H. McDermott dated June 21, 2007. Incorporated by reference to Exhibit 10.37 on Form 10-K filed January 7, 2008.+

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.*

23.2	Consent of Swenson Advisors, LLP.*

24.1	Power of Attorney. Included on signature page.*

*	Filed herewith.
+	Management contract or compensatory plan or arrangement. Exhibits 10.21, 10.22, 10.23 and 10.37 are included as a management contract given that a trust affiliated with an officer, director and significant stockholder purchased a note and received a warrant in connection with that financing and is a party to those exhibits.

(b) Consolidated Financial Statement Schedules

The consolidated financial statements and related notes thereto and financial schedules of American Technology Corporation are incorporated by reference to Item 15 of the Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2007.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 4115(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject tot Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California, on February 15, 2008.

AMERICAN TECHNOLOGY CORPORATION

By:	/s/ THOMAS R. BROWN
Thomas R. Brown, President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Thomas R. Brown, with full power of substitution and resubstitution, his true and lawful attorney-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC.

Signature	Title	Date

/s/ THOMAS R. BROWN	President, Chief Executive Officer and Director	February 15, 2008
Thomas R. Brown	(Principal Executive Officer)

/s/ KATHERINE H. MCDERMOTT	Chief Financial Officer	February 15, 2008
Katherine H. McDermott	(Principal Financial Officer)

/s/ ELWOOD G. NORRIS Elwood G. Norris	Chairman of the Board and Director	February 15, 2008

/s/ LAURA M. CLAGUE Laura M. Clague	Director	February 15, 2008

/s/ DANIEL HUNTER Daniel Hunter	Director	February 15, 2008

/s/ RAYMOND C. SMITH Raymond C. Smith	Director	February 15, 2008

EXHIBIT INDEX

(a) Exhibits

Exhibit Number	Description of Document
3.1	Certificate of Incorporation of American Technology Corporation (Delaware) dated March 1, 1992. Incorporated by reference to Exhibit 2.1 on Form 10-SB effective August 1, 1994.

3.1.1	Amendment to Certificate of Incorporation of American Technology Corporation dated March 24, 1997 and filed with Delaware on April 22, 1997. Incorporated by reference to Exhibit 3.1.1 on Form 10-QSB for the quarter ended March 31, 1997, dated May 13, 1997.

3.1.2	Corrected Certificate of Designations of Series A Convertible Preferred Stock dated and filed with Delaware on August 25, 1997. Incorporated by reference to Exhibit 3.1.3 on Form 8-K dated August 29, 1997.

3.1.3	Corrected Certificate of Designations of Series B Convertible Preferred Stock filed with Delaware on December 23, 1998. Incorporated by reference to Exhibit 3.1.4 on Form 10-KSB for the year ended September 30, 1998, dated December 29, 1998.

3.1.4	Corrected Certificate of Designation of Series C Preferred Stock filed with Delaware on April 19, 2000. Incorporated by reference to Exhibit 3.1.5 on Form 8-K dated April 19, 2000.

3.1.5	Certificate of Designation of Series D Preferred Stock filed with Delaware on May 3, 2002. Incorporated by reference to Exhibit 3.1 on Form 10-Q for the quarter ended March 31, 2002, dated May 15, 2002.

3.1.6	Certificate of Amendment to Certificate of Incorporation filed with Delaware on September 26, 2002. Incorporated by reference to Exhibit 3.1.6 on Form 10-K for the year ended September 30, 2002, dated December 23, 2002.

3.1.7	Certificate of Designation of Series E Preferred Stock filed with Delaware on February 28, 2003. Incorporated by reference to Exhibit 4.2 on Form 8-K dated March 6, 2003.

3.2	Restated Bylaws of American Technology Corporation. Incorporated by reference to Exhibit 3.1 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.

5.1	Opinion of Durham, Jones & Pinegar, P.C.*

10.1	Royalty Agreement between ATC and Elwood G. Norris dated September 3, 1985. Incorporated by reference to Exhibit 6.2 on Form 10-SB effective August 1, 1994.+

10.2	Assignment of Technology Agreement between ATC and Elwood G. Norris dated March 2, 1992. Incorporated by reference to Exhibit 6.3 on Form 10-SB effective August 1, 1994.+

10.2.1	Addendum Agreement to Assignment of Technology Agreement between ATC and Elwood G. Norris dated December 2, 1996. Incorporated by reference to Exhibit 10.3.1 on Form 10-KSB for year ended September 30, 1996, dated December 13, 1996.+

10.3	Employment Agreement dated as of September 1, 1997 between ATC and Elwood G. Norris. Incorporated by reference to Exhibit 10.16 on Form 10-KSB for year ended September 30, 1997, dated December 1, 1997.+

10.4	2002 Stock Option Plan. Incorporated by reference to Exhibit 99.1 on Form S-8 dated November 18, 2002.+

10.4.1	Form of Stock Option Grant Notice and Stock Option Agreement under 2002 Stock Option Plan. Incorporated by reference to Exhibit 10.6.1 on Form 10-K for the year ended September 30, 2004, dated December 28, 2004.+

10.5	Form of Stock Purchase Warrant exercisable until March 31, 2007 granted to investors for an aggregate of 517,880 common shares (individual warrants differ as to holder, number of shares and issuance date). Incorporated by reference to Exhibit 10.2 on Form 10-Q for the quarter ended March 31, 2002, dated May 15, 2002.

10.6	Form of Stock Purchase Warrant exercisable until December 31, 2007 granted to investors for an aggregate of 514,875 common shares (individual warrants differ as to holder, number of shares and issuance date). Incorporated by reference to Exhibit 4.3 on Form 8-K dated March 6, 2003.

10.7	Securities Purchase Agreement dated July 11, 2003. Incorporated by reference to Exhibit 4.1 on Form 8-K dated July 17, 2003.

10.8	Registration Rights Agreement dated July 11, 2003. Incorporated by reference to Exhibit 4.2 on Form 8-K dated July 17, 2003.

10.9	Form of Inducement Grant Notice and Inducement Stock Option Agreement. Incorporated by reference to Exhibit 4.1 on Form 8-K dated September 28, 2004.+

10.10	Table of Inducement Grants. Incorporated by reference to Exhibit 10.16 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.+

10.11	Form of Special Stock Option. Incorporated by reference to Exhibit 99.2 on Form S-8 dated November 18, 2002.+

10.12	Form of Warrant. Incorporated by reference to Exhibit 10.41 on Form 10-K for the year ended September 30, 2004, dated December 28, 2004.+

10.13	Settlement Agreement with Bruce Gray dated October 4, 2006. Incorporated by reference to Exhibit 10.26.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.14	Securities Purchase Agreement dated July 14, 2005. Incorporated by reference to Exhibit 99.1 on Form 8-K filed July 19, 2005.

10.15	Registration Rights Agreement dated July 14, 2005. Incorporated by reference to Exhibit 99.2 on Form 8-K filed July 19, 2005.

10.16	Form of Warrant-A issued July 18, 2005. Incorporated by reference to Exhibit 99.3 on Form 8-K filed July 19, 2005.

10.17	Form of Warrant-B issued July 18, 2005. Incorporated by reference to Exhibit 99.4 on Form 8-K filed July 19, 2005.

10.18	American Technology Corporation 2005 Equity Incentive Plan (as Amended March 15, 2007). Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 14, 2007.+

10.19	Form of Stock Option Agreement under the 2005 Equity Incentive Plan for grants prior to August 5, 2005. Incorporated by reference to Exhibit 99.2 to Form S-8 filed June 2, 2005.+

10.20	Form of Stock Option Agreement under the 2005 Equity Incentive Plan for grants on or after August 5, 2005. Incorporated by reference to Exhibit 10.11 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.+

10.21	Form of Stock Award Agreement under the 2005 Equity Incentive Plan. Incorporated by reference to Exhibit 10.12 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.+

10.22	Settlement Agreement and Mutual Release with eSoundIdeas, Inc., SoundIdeas, Greg O. Endsley, Douglas J. Paschall and Gordon & Holmes LLP dated April 27, 2005. Incorporated by reference to Exhibit 10.14 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.

10.23	Registration Rights Agreement with Greg O. Endsley, Douglas J. Paschall and Gordon & Holmes LLP dated April 27, 2005. Incorporated by reference to Exhibit 10.15 on Form 10-Q for the quarter ended June 30, 2005 dated August 9, 2005.

10.24	Employment Agreement with James Croft III dated February 28, 2000. Incorporated by reference to Exhibit 10.46 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.+

10.25	Settlement Agreement with John R. Zavoli dated September 22, 2006. Incorporated by reference to Exhibit 10.40 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.26	Settlement Agreement with Alan J. Ballard dated October 18, 2006. Incorporated by reference to Exhibit 10.41 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.27	Settlement Agreement with Rose Tomich-Litz dated October 18, 2006. Incorporated by reference to Exhibit 10.43 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.28	Sublease between ATC and Anacomp, Inc. dated December 13, 2005. Incorporated by reference to Exhibit 10.51 on Form 10-K for year ended September 30, 2005, dated December 29, 2005.

10.29	Employment Letter Agreement with David Carnevale dated January 12, 2006. Incorporated by reference to Exhibit 10.8 on Form 10-Q for the quarter ended December 31, 2005, dated February 19, 2006.+

10.30.1	Settlement Agreement with David Carnevale dated October 24, 2006. Incorporated by reference to Exhibit 10.46.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.31	Employment Agreement with Steven D. Stringer dated February 24, 2006. Incorporated by reference to Exhibit 10.2 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.+

10.31.1	Settlement Agreement with Steven D. Stringer dated September 20, 2006. Incorporated by reference to Exhibit 10.47.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.32	Employment Agreement with James Taylor dated February 17, 2006. Incorporated by reference to Exhibit 10.3 on Form 10-Q for the quarter ended March 31, 2006, dated May 10, 2006.+

10.32.1	Settlement Agreement with James Taylor dated September 22, 2006. Incorporated by reference to Exhibit 10.48.1 on Form 10-K for the year ended September 30, 2006 dated January 5, 2007.+

10.33	Securities Purchase Agreement, dated August 4, 2006. Incorporated by reference to Exhibit 99.1 on Form 8-K filed August 8, 2006.

10.34	Registration Rights Agreement, dated August 4, 2006. Incorporated by reference to Exhibit 99.2 on Form 8-K filed August 8, 2006.

10.35	Form of Warrant, issued August 7, 2006. Incorporated by reference to Exhibit 99.3 on Form 8-K filed August 8, 2006.

10.36	Employment Letter between American Technology Corporation and Thomas R. Brown dated August 23, 2006. Incorporated by reference to Exhibit 99.2 on Form 8-K filed August 25, 2006.+

10.37	Employment Letter between American Technology Corporation and Katherine H. McDermott dated June 21, 2007. Incorporated by reference to Exhibit 10.37 on Form 10-K filed January 7, 2008.+

23.1	Consent of Squar, Milner, Peterson, Miranda & Williamson, LLP.*

23.2	Consent of Swenson Advisors, LLP.*

24.1	Power of Attorney. Included on signature page.*

*	Filed herewith.
+	Management contract or compensatory plan or arrangement. Exhibits 10.21, 10.22, 10.23 and 10.37 are included as a management contract given that a trust affiliated with an officer, director and significant stockholder purchased a note and received a warrant in connection with that financing and is a party to those exhibits.